Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 100 Crescent Centre Parkway, Suite 1240 ♦ Tucker, GA 30084

FOR IMMEDIATE RELEASE

Williams Industrial Services Group

Reports Fourth Quarter and Full Year 2018 Results

•	Resolved short-term growth working capital needs, enabling timely filing of year-end results
•	Total backlog of $501.6 million, up 48% year-over-year; $173.3 million, or 34%, expected to be converted to revenue in 2019
•	Achieved $188.9 million in revenue in 2018 with 559 basis point improvement in gross margin
•	Selling, general and administrative expenses (“SG&A”), excluding estimated nonrecurring expenses, reached planned run rate of approximately 8% to 9% of expected 2019 revenue
•	Increased 2019 revenue expectations to be in the range of $220 million to $240 million
•	Teleconference scheduled for Tuesday, April 2, 2019 at 9:00 a.m. ET

ATLANTA, April 1, 2019 – Williams Industrial Services Group Inc. (OTCQX: WLMS) (“Williams” or the “Company”) today reported its financial results for its fourth quarter and full year ended December 31, 2018. Unless otherwise noted, amounts and disclosures throughout this release relate to continuing operations.

Tracy Pagliara, President and CEO of Williams, commented, “In early January 2019, the management team finalized a strategic plan to drive exceptional future growth and profitability at Williams and is energized to produce results. We believe the fulfillment of our ambitious strategic initiatives will generate robust and diversified sales and earnings in future years.  In the meantime, we are making good progress every day. Our contributions to the significant improvements in productivity and continuing momentum at the Vogtle Units 3 and 4 construction site underscore our view that Williams is the best nuclear projects contractor in the United States. That positions us well to accelerate growth in our core power business, including future long-term nuclear maintenance work. In addition, we are executing well for our mid-stream oil & gas customers in Texas. Our relationships and prospects in the nuclear decommissioning space are expanding. We are drawing on our prior experience with wastewater infrastructure to make a concerted push to win more water-related projects. And, we are now operating our business in Canada with our first contract award as the initial step to break into that market. Our total backlog is currently building and our pipeline is expanding.”

Timothy M. Howsman, Chief Financial Officer, noted, “On March 28, 2019, we postponed the release of our 2018 financial results to allow time to complete financing for our near term, growth working capital requirements for a significant customer outage project in the second quarter. We are pleased to have swiftly resolved the situation. We were able to create a timely solution that included both our customer and lender. The expansion of eligible receivables on our asset-based revolver and our customer’s accommodation with payment timing helped us address the working capital requirements. This kept us on schedule for the project, the completion of our audit, and the timely filing of our Annual Report on Form 10-K.”

Fourth Quarter 2018 Highlights

•

Fourth quarter 2018 revenue was relatively unchanged year-over-year at $44.4 million compared with $44.3 million as enhanced performance and expanding scope at Vogtle Units 3 and 4 replaced nonrecurring project scope in the prior-year period.

•	Gross margin was 12.0%.

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

•

Total operating expenses were $11.8 million; operating expenses included $2.0 million in restructuring charges and $4.6 million of estimated nonrecurring expenses that will be eliminated as a result of completing the restructuring and transition of the Company’s headquarters. Estimated nonrecurring expenses were related to various efforts to exit the products businesses, salaries and benefits of terminated employees, and transitioning the corporate office and activities from Dallas to Tucker.

•

Operating loss for the 2018 fourth quarter was $6.5 million. Estimated adjusted operating income, which excludes restructuring charges and estimated nonrecurring expenses, was about breakeven.  See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of estimated adjusted operating income, as well as a reconciliation of operating loss to estimated adjusted operating income.

•	Loss from continuing operations was $2.7 million, improved $0.5 million, when compared with the loss from continuing operations of $3.2 million in the prior-year period.
•

Estimated adjusted EBITDA from continuing operations was $1.0 million. See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of estimated adjusted EBITDA, as well as a reconciliation of loss from continuing operations to estimated adjusted EBITDA.

•

Total backlog grew to $501.6 million, up from $338.0 million at the end of 2017. Backlog at year-end 2018 expected to convert to revenue in 2019 was $173.3 million, or 34.6% of total backlog, compared with $109.6 million, or 32.4% of total backlog, at the end of 2017.

Fourth Quarter 2018 Financial Results Review

Fourth Quarter 2018 Revenue Bridge

(in millions)	$ Change
Fourth quarter 2017 revenue	$44.3
Plant Vogtle Units 3 and 4	0.6
Net other project revenue	(0.5)
Total change	0.1
Fourth quarter 2018 revenue	$44.4

Revenue for the fourth quarter was relatively unchanged when compared with the prior-year period as increased activity at Vogtle Units 3 and 4, expanded scope under a long-term agreement and other project revenue more than offset the decrease in revenue from fixed-price contracts completed in the prior-year’s fourth quarter.

Fourth Quarter 2018 Gross Profit Bridge

(in millions)	$ Change
Fourth quarter 2017 gross profit	$8.0
Project mix	0.1
Resolution of disputed change orders	(2.8)
Total change	(2.7)
Fourth quarter 2018 gross profit	$5.3

Gross profit for the quarter declined $2.7 million, yet was 12.0% of revenue. The prior year’s gross profit benefitted from the recognition of $2.8 million of revenue with 100% margin resulting from the resolution of disputed unapproved change orders.

Operating expenses of $11.8 million included $2.0 million of restructuring charges and approximately $4.6 million of estimated nonrecurring expenses related to transitioning the business from a holding company structure into a single operating business. Excluding the total $6.6 million of restructuring charges and estimated nonrecurring expenses, operating expenses would have been $5.2 million. The estimated nonrecurring expenses that will be eliminated as a result of the restructuring are expected to roll off after the first quarter of 2019 and no material additional restructuring charges are anticipated.

Interest expense decreased $5.5 million, or 77%, in the quarter. The fourth quarter of 2017 incurred higher costs of debt due to the amortization of debt issuance costs associated with the repayment of loans.

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

2018 Financial Results Review

2018 Highlights

•	2018 revenue was up 1% to $188.9 million. Excluding the release of a liquidated damages accrual and the divested Hetsco subsidiary in 2017, revenue was up 4% in 2018.
•

Total operating expenses were $39.1 million and included $5.7 million in restructuring charges and approximately $11.9 million of estimated nonrecurring expenses. Excluding the $17.6 million in restructuring charges and estimated nonrecurring expenses, operating expenses would have been $21.5 million, or 11.4% of revenue, a 1,000 basis point improvement over the prior year.

•

Operating loss was $10.3 million, an improvement of $11.7 million, or 53%, compared with 2017. Estimated adjusted operating income, which excludes restructuring charges and estimated nonrecurring expenses, was $7.3 million for the year. See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of estimated adjusted operating income, as well as a reconciliation of operating loss to estimated adjusted operating income.

•	Loss from continuing operations was $13.8 million, a significant improvement over the loss from continuing operations of $30.0 million in 2017.
•

Estimated adjusted EBITDA from continuing operations was $11.5 million compared with $(11.7) million in the prior-year period. See NOTE 1—Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of estimated adjusted EBITDA, as well as a reconciliation of loss from continuing operations to estimated adjusted EBITDA.

2018 Revenue Bridge

(in millions)	$ Change
2017 revenue	$187.0
Plant Vogtle Units 3 and 4	32.2
New decommissioning work	10.5
Timing of scheduled outage	(18.6)
Net change in project revenue	(16.6)
Reserve release for liquidated damages	(4.4)
Hetsco (former subsidiary)	(1.2)
Total change	1.9
2018 revenue	$188.9

Increased scope of work at Vogtle Units 3 and 4 and the addition of nuclear decommissioning work in 2018 more than offset the decline in revenue related to the fixed price contracts completed in 2017 and the timing of a nuclear outage under a long-term contract. The outage occurs in odd years, so there is a planned outage in 2019.

2018 Gross Profit Bridge

(in millions)	$ Change
2017 gross profit	$17.9
2017 contract losses	9.3
Net project mix	6.5
Reserve release for liquidated damages	(4.4)
Hetsco (former subsidiary)	(0.6)
Total change	10.8
2018 gross profit	$28.7

Improved gross profit was the result of increased volume at Vogtle Units 3 and 4 and the improvement from the elimination of the contract losses in 2017. This more than offset the prior year’s benefit from the release of a liquidated damages accrual and the Hetsco divestiture.

Operating expenses included $5.7 million of restructuring charges and approximately $11.9 million of estimated nonrecurring

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

expenses. SG&A as reported was down $5.8 million, or 15%. Through its restructuring and transition in 2018, Williams completed the relocation of its headquarters and the exit of its products businesses.

The $11.7 million improvement in operating loss in 2018 compared with 2017 was the result of higher gross profit, lower costs and increased operating leverage. Interest expense was down $5.6 million, or 39%, on lower borrowings, lower cost of debt and a decline in financing costs.

Balance Sheet

At the end of 2018, Williams had $4.9 million in cash. The Company recently refinanced its term-debt facility with a four-year, $35 million term loan and also secured a three-year, $15 million revolving credit facility.

Mr. Howsman noted, “Our capital priorities for 2019 will continue to be the funding of working capital requirements to support our strong organic growth expectations. We plan to refinance to lower cost debt before the end of 2019 and, once cash reserves build, to make the reduction of debt a higher priority.”

Backlog

Total backlog represents the dollar amount of revenue expected to be recorded in the future for work performed under awarded contracts. Previously, the Company reported backlog as orders from fixed-price contracts plus the amount of revenue the Company expected to receive in the next twelve-month period from cost-plus contracts, regardless of the remaining life of the cost-plus contract. However, the Company believes that reporting the total revenue expected under awarded contracts is more representative of its expected future revenue.

Total backlog as of December 31, 2018 was $501.6 million, up 48% compared with $338.0 million at the end of 2017. Williams estimates that approximately $173.3 million, or 34.6% of total backlog at the end of 2018, will be converted to revenue in 2019. This compares with $109.6 million of backlog at the end of 2017 that the Company anticipated would be converted to revenue in 2018.

Outlook

Mr. Pagliara concluded, “Our outlook for 2019 is positive as a result of strong backlog growth and achieving cost reduction and restructuring objectives during 2018. We began 2019 on track to attain double digit revenue increases with solid gross margins, significant operating leverage and improved cash generation. In fact, we expect revenue in 2019 to grow 22% at the mid-point of our expectations of $220 million to $240 million in revenue for the year and to generate $10 million to $12 million in estimated adjusted EBITDA. We are excited about the numerous possibilities to aggressively scale our core business, expand into new markets and strengthen and diversify our specialty service offerings.  Williams is pursuing and winning new customers, while enhancing its stature with existing customers. The Company is concurrently taking decisive action to improve upon its ability to deliver best-in-class execution. As we look to the future, we remain firm in our resolve and belief that the Company has now turned the page as a reinvigorated services-only platform, with its greatest days ahead.” See Note regarding use of estimated adjusted EBITDA and forward-looking non-GAAP financial measures.

For 2019, the Company has raised its expectations for revenue to be in the range of $220 million to $240 million with gross margins of approximately 11% to 13%. SG&A is expected to be approximately 8% to 9% of revenue for the year and estimated adjusted EBITDA from continuing operations should be in the range of $10 million to $12 million. Revenue in the first quarter of 2019 will be the lowest, while the second quarter will have the most revenue because of the timing of a customer outage. See Note regarding use of estimated adjusted EBITDA and forward-looking non-GAAP financial measures.

Update on Board Composition

The Company previously reported it expected to appoint Mr. Steven D. Davis to the Board of Directors after the filing of the 2018 Form 10-K. Mr. Davis continues to consider his position as a director candidate and it may be that he will determine not to join our Board of Directors. If Mr. Davis and our Board of Directors determine that he will become a director, we will publicly announce this decision at the relevant time.

Webcast and Teleconference

The Company will host a conference call on Tuesday,  April 2, 2019, at 9:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

An audio replay of the call will be available from 11:00  a.m. Eastern time on the day of the teleconference until the end of day on April 16, 2019. To listen to the audio replay, dial 412-317-6671 and enter conference ID number 13689362. Alternatively, you may access the webcast replay at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company provides a broad range of construction, maintenance and modification, and support services to customers in energy, power and industrial end markets. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisg.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s restructuring into a services-only operating business and its ability to realize opportunities, including accelerating and funding growth in its core power business, and successfully achieve its growth and strategic initiatives, such as oil & gas and water-related projects and expansion into Canada, expectations for future growth, backlog conversion, revenue, profitability and earnings, the continuing impact of the Company’s cost reduction, reorganization and restructuring efforts, the Company’s ability to implement its liquidity plan, including to refinance its current debt instruments and reduce its debt, ability to improve upon execution of project delivery, the Company’s relationship with current, and ability to obtain new, customers, expectations relating to the Company’s performance, expected work in the energy and industrial markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

Financial Tables Follow.

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in thousands, except share and per share amounts)	2018	2017	2018	2017
Revenue	$44,355	$44,329	$188,918	$186,982
Cost of revenue	39,023	36,362	160,177	169,056

Gross profit	5,332	7,967	28,741	17,926
Gross margin	12.0%	18.0%	15.2%	9.6%

Selling and marketing expenses	350	559	1,649	2,313
General and administrative expenses	9,230	8,196	30,875	35,984
Restructuring charges	2,028	—	5,689	—
Depreciation and amortization expense	224	525	857	1,673
Total operating expenses	11,832	9,280	39,070	39,970

Operating loss	(6,500)	(1,313)	(10,329)	(22,044)
Operating margin	(14.7)%	(3.0)%	(5.5)%	(11.8)%

Interest expense, net	1,593	7,043	8,990	14,626
(Gain) loss on sale of business and net assets held for sale	—	—	—	(239)
Other income, net	(285)	(36)	(1,129)	(45)
Total other (income) expenses, net	1,308	7,007	7,861	14,342

Loss from continuing operations before income tax expense (benefit)	(7,808)	(8,320)	(18,190)	(36,386)
Income tax expense (benefit)	(5,120)	(5,142)	(4,400)	(6,367)
Loss from continuing operations	(2,688)	(3,178)	(13,790)	(30,019)

Loss from discontinued operations before income tax expense (benefit)	(480)	(8,499)	(15,002)	(25,318)
Income tax expense (benefit)	(2,691)	653	(3,357)	1,186
Income (loss) from discontinued operations	2,211	(9,152)	(11,645)	(26,504)

Net loss	$(477)	$(12,330)	$(25,435)	$(56,523)

Basic earnings (loss) per common share
Loss from continuing operations	$(0.15)	$(0.18)	$(0.76)	$(1.70)
Income (loss) from discontinued operations	0.12	(0.51)	(0.64)	(1.50)
Basic loss per common share	$(0.03)	$(0.69)	$(1.40)	$(3.20)

Diluted earnings (loss) per common share
Loss from continuing operations	$(0.15)	$(0.18)	$(0.76)	$(1.70)
Income (loss) from discontinued operations	0.12	(0.51)	(0.64)	(1.50)
Diluted loss per common share	$(0.03)	$(0.69)	$(1.40)	$(3.20)

Weighted average common shares outstanding (basic and diluted)	18,336,821	17,895,093	18,207,661	17,657,372

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
($ in thousands, except share and per share amounts)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$4,475	$4,594
Restricted cash	467	11,562
Accounts receivable, net of allowance of $140 and $1,568, respectively	22,724	26,060
Contract assets	8,218	11,487
Other current assets	1,735	4,006
Current assets of discontinued operations	—	27,922
Total current assets	37,619	85,631

Property, plant and equipment, net	335	1,712
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	1,650	573
Total assets	$87,504	$135,816

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,953	$5,080
Accrued compensation and benefits	10,859	7,481
Contract liabilities	3,278	7,049
Short-term borrowings	3,274	—
Current portion of long-term debt	525	—
Other current liabilities	5,518	5,552
Current liabilities of discontinued operations	640	28,802
Total current liabilities	27,047	53,964
Long-term debt, net	32,978	24,304
Deferred tax liabilities	2,682	9,921
Other long-term liabilities	1,396	2,390
Long-term liabilities of discontinued operations	5,188	3,110
Total liabilities	69,291	93,689
Commitments and contingencies (Note 10 and 14)
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 19,767,605 and 19,360,026 shares issued, respectively, and 18,660,218 and 17,946,386 shares outstanding, respectively	197	193
Paid-in capital	80,424	78,910
Retained earnings (deficit)	(62,397)	(36,962)
Treasury stock, at par (1,107,387 and 1,413,640 common shares, respectively)	(11)	(14)
Total stockholders’ equity	18,213	42,127
Total liabilities and stockholders’ equity	$87,504	$135,816

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended
	December 31,
(in thousands)	2018	2017
Operating activities
Net loss	$(25,435)	$(56,523)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Net loss from discontinued operations	11,645	26,504
Deferred income tax provision (benefit)	(7,239)	(6,270)
Depreciation and amortization on plant, property and equipment and intangible assets	857	1,673
Amortization of deferred financing costs	1,623	5,624
Loss on disposals of property, plant and equipment	637	28
Loss on sale of business and net assets held for sale	—	(239)
Bad debt expense	(90)	560
Stock-based compensation	1,179	2,716
Paid-in-kind interest	1,964	2,767
Restructuring charges	5,689	—
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	3,426	(5,414)
Contract assets	3,269	7,061
Other current assets	2,271	4,681
Other assets	(1,038)	387
Accounts payable	(2,127)	(4,595)
Accrued and other liabilities	(1,157)	(9,437)
Contract liabilities	(3,771)	1,306
Net cash provided by (used in) operating activities, continuing operations	(8,297)	(29,171)
Net cash provided by (used in) operating activities, discontinued operations	(6,125)	(1,739)
Net cash provided by (used in) operating activities	(14,422)	(30,910)
Investing activities:
Proceeds from sale of business, net of restricted cash and transaction costs	—	20,206
Proceeds from sale of property, plant and equipment	—	2
Purchase of property, plant and equipment	(137)	(112)
Other Investing Activities	—	3,286
Net cash provided by (used in) investing activities, continuing operations	(137)	23,382
Net cash provided by (used in) investing activities, discontinued operations	319	44,500
Net cash provided by (used in) investing activities	182	67,882
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(497)	(496)
Debt issuance costs	(2,189)	(1,840)
Dividends paid	—	(9)
Proceeds from short-term borrowings	46,688	—
Repayments of short-term borrowings	(43,414)	—
Proceeds from long-term debt	33,679	171,599
Repayments of long-term debt	(31,241)	(202,353)
Net cash provided by (used in) financing activities, continuing operations	3,026	(33,099)
Net cash provided by (used in) financing activities, discontinued operations	—	—
Net cash provided by (used in) financing activities	3,026	(33,099)
Effect of exchange rate change on cash, discontinued operations	—	713
Effect of exchange rate change on cash	—	713
Net change in cash, cash equivalents and restricted cash	(11,214)	4,586
Cash, cash equivalents and restricted cash, beginning of year	16,156	11,570
Cash, cash equivalents and restricted cash, end of year	$4,942	$16,156

Supplemental Disclosures:
Cash paid for interest	$5,652	$5,559
Cash paid for income taxes, net of refunds	$16	$1,806
Noncash repayment of revolving credit facility	$—	$(36,224)
Noncash upfront fee related to senior secured term loan facility	$—	$4,550
Noncash amendment fee related to term loan	$4,000	$—

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ESTIMATED ADJUSTED EBITDA-CONTINUING OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2018	2017	2018	2017
Net loss-continuing operations	$(2,688)	$(3,178)	$(13,790)	$(30,019)
Add back:
Depreciation and amortization expense	224	525	857	1,673
Loss on sale of business and net assets held for sale	—	—	—	(239)
Interest expense, net	1,593	7,043	8,990	14,626
Restatement expenses	—	130	160	3,089
Stock-based compensation	482	861	1,179	2,716
Income tax expense (benefit)	(5,120)	(5,142)	(4,400)	(6,367)
Bank restructuring costs	—	—	—	350
Severance costs	—	9	—	1,505
Asset disposition costs	—	42	815	737
Restructuring charges	2,028	—	5,689	—
Estimated nonrecurring expenses	4,600	—	11,900	—
Franchise taxes	(128)	(29)	74	199
Estimated adjusted EBITDA-continuing operations	$991	$261	$11,474	$(11,730)

ESTIMATED ADJUSTED OPERATING INCOME (LOSS)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2018	2017	2018	2017
Operating loss	$(6,500)	$(1,313)	$(10,329)	$(22,044)
Restructuring charges	2,028	—	5,689	—
Estimated nonrecurring expenses(1)	4,600	—	11,900	—
Estimated adjusted operating income (loss)	$128	$(1,313)	$7,260	$(22,044)
(1)

Estimated nonrecurring expenses were related to various efforts to exit the products businesses, salaries and benefits of terminated employees, and transitioning the corporate office and activities from Dallas to Tucker.

NOTE 1—Non-GAAP Financial Measures

Estimated adjusted EBITDA

Estimated adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Estimated adjusted EBITDA is the sum of our net loss before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company’s management believes estimated adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (stock-based compensation, restructuring charges, restatement and other estimated nonrecurring expenses, asset disposition costs, loss on sale of business and net assets held for sale, bank restructuring costs and severance costs), which are not always commensurate with the reporting period in which such items are included. Williams’ credit facility also contains ratios based on EBITDA. Estimated adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be

Williams Industrial Services Group Reports Fourth Quarter and Full Year 2018 Results

April 1, 2019

comparable to a similarly defined non-GAAP measure used by other companies.

Estimated adjusted operating income (loss)

Estimated adjusted operating income is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Estimated adjusted operating income is adjusted for items that are not typical operating expenses and that are not expected to be realized in the future. The Company’s management believes estimated adjusted operating income is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of costs that are not core to the operating business. Estimated adjusted operating income should not be considered an alternative to operating income (loss), as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.